PHYMATRIX CORP.

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of March 13, 1996, is by and among CCC of Massachusetts, Inc., a Delaware corporation ("CCCM"), William A. Sanger ("Employee") and PhyMatrix Corp., a Delaware corporation ("PhyMatrix").


                                    Recitals

         WHEREAS, CCCM and Employee have entered into an Employment Agreement dated July 27, 1994 (the "Employment Agreement");

         WHEREAS, CCCM has the right under section 18 of the Employment Agreement and desires to assign its rights and obligations under the Employment Agreement to PhyMatrix; and

         WHEREAS, PhyMatrix and Employee mutually agree that it is in the best interests of both parties to amend certain provisions of the Employment Agreement.


                                    Agreement

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


         1. Effective as of the date hereof, CCCM hereby assigns, conveys and transfers to PhyMatrix all of CCCM's rights and obligations under the Employment Agreement and PhyMatrix hereby assumes and agrees with CCCM to perform, fulfill and observe all of the covenants, agreements, obligations and liabilities of CCCM under the Employment Agreement arising on or after the date hereof.

         2. As used in the Employment Agreement, as amended hereby, the term the "Company" shall mean PhyMatrix.

         3. Section 5 of the Employment Agreement is hereby amended by deleting subsections (b) through (k) in their entirety.

         4. Section 6 of the Employment Agreement is hereby amended by deleting
Section 6 in its entirety and all the subsections thereunder and substituting the following therefor:


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            6.  Duties. During the Employment Period, Employee agrees to serve as the Executive Vice President and Chief Operating Officer of the Company. Employee shall exercise such powers and comply with and perform such directions and duties in relation to the business and affairs of the Company as are customarily and ordinarily exercised and performed by the Executive Vice President and Chief Operating Officer of similar entities and as may from time to time be vested in or requested by the Board of Directors of the Company, and shall use his best efforts to improve and expand the business of the Company and its Affiliates. Notwithstanding any other term or provision to the contrary contained herein, in no event shall Employee be obligated to perform any act which would constitute or require the violation of any federal, state or local law, rule, regulation, ordinance or the like. Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board of Directors of the Company as well as the Chief Executive Officer of the Company, which officer shall act as the immediate supervisor of Employee. Employee agrees to devote his entire business time, energy and skill to the service of the Company and its Affiliates and shall perform his duties in a good faith, trustworthy and businesslike manner, in compliance with the laws of the United States of America and all other political subdivisions, all for the purpose of advancing the interests of the Company and its Affiliates. Employee shall at no time engage in any other business activity whether or not such activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding the foregoing, provided the same shall not interfere with the performance by Employee of his duties under this Agreement and shall not violate the terms and provisions of any other provision of this Agreement (including, but not limited to, Section 14 of this Agreement), Employee may invest his personal assets in businesses where the form or manner of such investment will not require services on the part of Employee and in which his participation is solely that of a passive investor and/or serve on the board of directors or as an officer of, or as a volunteer for, charitable, civic or community organizations.

         5. Section 13(b) of the Employment Agreement is hereby amended by adding the following new sentences to the end thereof:

         In the event of the expiration of this Agreement because Employee has elected not to renew the term of the Employment Period pursuant to
         Section 2 of this Agreement, during the period (up to a maximum period of twelve (12) months following the effective date of any such expiration), if any, that the Company enforces Employee's covenants pursuant to Section 14(b) of this Agreement, the Company shall continue to pay the Employee's Salary, subject to reduction by the amount of any salary received by the Employee from any new employer. Any payments made pursuant to the preceding sentence shall be made in accordance with the normal payroll policies of the Company but in no event less frequently than monthly and subject to all appropriate withholding taxes.

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         6. Section 14 is hereby amended by deleting subsections (a) through (c)
in their entirety and inserting the following in lieu thereof:

                  (a) Scope of Area. Employee acknowledges that he has performed services or will perform services hereunder, and will acquire knowledge and proprietary information, which will directly affect the business of the Company and its subsidiaries to be conducted anywhere in the Untied States of America (the "Area"). Accordingly, the parties deem it necessary to provide protective non-competition and non-solicitation provisions in this Agreement.

                  (b) Non-Compete and Non-Solicit. Employee covenants and agrees with the Company that:

                           (i) Employee shall not, without the prior written consent of the Company, which consent shall be within the sole and exclusive discretion of the Company, within the Area, either directly or indirectly, perform services or duties, or engage in the same or similar business as the Company or any of its subsidiaries in any capacity, whether as a consultant, director, officer, stockholder (other than a stockholder of less than 2% of the outstanding shares of a publicly held company), manager, supervisor or employee of any entity; and

                           (ii) Employee shall not employ or attempt to employ, or assist in employing, any employee of the Company or any of its subsidiaries (whether or not such employment is full-time, part-time, or is pursuant to a written contract) other than his personal secretary for the purpose of having such employee perform services for another company located in the Area.

                  (c) Term. The covenants of Employee set forth in this Section 14 shall commence upon the Effective Date of this Agreement and continue for the entire Employment Period through the actual date of termination or expiration of this Agreement and/or of the services of Employee, except that in the event of a termination of this Agreement pursuant to Section 10(b) of this Agreement or Section 12(b) of this Agreement in the event Employee shall thereafter recover from such disability sufficiently to perform his duties and obligations under this Agreement or in the event of the expiration of this Agreement because of an election by Employee not to renew the term of the Employment Period pursuant to Section 2 of this Agreement, the covenants set forth in this Section 14 shall continue for a period of twelve (12) months after any such termination or expiration.

         7. Section 29 of the Employment Agreement is hereby amended by deleting the last sentence of the section therefrom.


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         8. Except as expressly amended herein, the Employment Agreement shall remain in full force and effect as heretofore.

         IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first recited above.



                                                 /s/ William A. Sanger
                                                     William A. Sanger



                                                     CCC OF MASSACHUSETTS, INC.


                                                     By: /s/ Abraham D. Gosman

                                                     Its:



                                                     PHYMATRIX CORP.


                                                     By: /s/ Abraham D. Gosman

                                                     Its: